UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

FILED BY THE REGISTRANT	☒
FILED BY A PARTY OTHER THAN THE REGISTRANT	☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

NEW DRAGON ASIA CORP.
(Name of Registrant as Specified In Its Charter)

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Additional Definitive Proxy Soliciting Materials

New Dragon Asia Corp. Adjourns Annual Meeting to June 11, 2009

New Dragon Asia Corp. [NYSE AMEX:NWD] today announced that it has adjourned its annual meeting of stockholders to June 11, 2009 in order to allow its management time to solicit sufficient proxies to establish a quorum.

The annual meeting has been adjourned until June 11, 2009 at the offices of Loeb & Loeb LLP, the Company’s counsel, located at 345 Park Avenue, New York, New York 10154. The record date for the annual meeting remains April 23, 2009. Stockholders who have previously sent in proxy cards or given instructions to brokers do not need to re-cast their votes.

IMPORTANT NOTICES

New Dragon Asia Corp. and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the annual meeting of New Dragon’s stockholders.

Stockholders of New Dragon and other interested persons are advised to read New Dragon’s definitive proxy statement in connection with New Dragon’s solicitation of proxies for the annual meeting because this proxy statement contains important information.

The definitive proxy statement was mailed on or about May 6, 2009 to stockholders of record as of April 23, 2009. Stockholders may also obtain a copy of the final proxy without charge from New Dragon. The definitive proxy statement may also be obtained without charge at the U.S. Securities and Exchange Commission’s internet site at www.sec.gov.

Press Contacts:
Cissy Lau
(86) 535 – 8951 567
Email: cissy@venfund.com